Exhibit 5


                              [COMPANY LETTERHEAD]



                                  May 28, 1999


FBR Asset Investment Corporation
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia  22209

                       Registration Statement on Form S-11

Ladies and Gentlemen:

         We have acted as counsel to FBR Asset Investment Corporation, a Virginia corporation (the "Company"), in connection with the preparation of a Form S-11 registration statement (No. 333-67343) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the offer and sale from time to time of up to 6,517,150 shares (the "Secondary Shares") of the Company's common stock, par value $.01 per share, by certain selling shareholders named in the Registration Statement. You have requested our opinion regarding certain corporate matters.

         In giving this opinion, we have examined the Charter and Bylaws of the Company as in effect on the date hereof, the proceedings of the Board of Directors of the Company or a committee thereof relating to the issuance of the Secondary Shares, a Certificate of the Secretary of the Company dated the date hereof, and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), no substantial change in the final documents of documents submitted to us as drafts, and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Secondary Shares have been duly and validly authorized and are validly issued, fully paid, and non-assessable.

                              [COMPANY LETTERHEAD]


FBR Asset Investment Corporation
May 28, 1999
Page 2


         The opinion expressed is for the use of the Company in connection with the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                          Very truly yours,

                                                          /s/ Hunton & Williams